Press Release	Source: Integrated Environmental Technologies Ltd.

Integrated Environmental Technologies Receives Grant from South Carolina EPSCoR/IDeA (Experimental Program to Stimulate Competitive Research & Institutional Development Awards)

Tuesday August 23, 8:30 am ET

LITTLE RIVER, S.C.--(BUSINESS WIRE)--Aug. 23, 2005--Integrated Environmental Technologies, Ltd. (OTCBB:IEVM - News) announced today receipt of a SC EPSCoR/IDeA grant for the purpose of allowing the Company to prepare a comprehensive proposal to submit to the United States Department of Agriculture under its SBIR (Small Business Innovation Research) program. Funding from this grant is being used for travel to Washington D.C. to meet with USDA SBIR program management and to develop agreements within the agricultural sector for greenhouse space and crop-access for specific research related to the Company's anolyte-producing EcaFlo(TM) equipment and its ability to significantly impact fungus growth on peaches, grapes and strawberry crops without the use of hazardous chemicals.

"This grant from South Carolina EPSCoR/IDeA reflects the recognition for the potential of our EcaFlo(TM) platform and allows us to devote time and energy for the further development of research agreements with local commercial agricultural concerns, such as La Belle Amie Vineyard, LLC," said "Bill" Prince, President and CEO of Integrated Environmental Technologies. "The goal of making application to the USDA for a Phase I SBIR award, while utilizing SC EPSCoR/IdeA funds, allows us to supplement our research team with Coastal Carolina University and Clemson University scientists. This program serves as a great catalyst for continuing to unite the Company with research universities, accelerating the commercialization of our EcaFlo(TM) equipment."

About Integrated Environmental Technologies, Ltd. and its wholly owned operating subsidiary I.E.T., Inc.:

1) EcaFlo(TM) Division - IET is licensed in the United States by Electro-Chemical Technologies Ltd. This division designs, markets, sells and assembles equipment under the EcaFlo(TM) name Brand. This specially designed and built equipment produces reliable, environmentally friendly solutions, through the electro-chemical activation process (ECA), that effectively control bacteria, viruses, fungi, and other microorganisms without harming the environment.

2) Essential Oils Extraction Division - IET, through joint venture and other agreements with The Coach House Group, U.K. / SPDG Naturol, brings to the United States market a new and environmentally-safe essential oils extraction process by which superior quality, high-value bioactive compounds are extracted from botanicals without the use of harmful chemicals, thermal degradation or extreme pressures. To learn more about IEVM's EcaFlo(TM) Division, please visit our NEW WEBSITE at "www.ietusa.net."

Forward-Looking Statements: The statements in this press release regarding the outcome of research, future opportunities and any other effect, result or aspect of the EPSCoR/IDeA grant, and any other statements, which are not historical facts, are forward-looking statements. Such statements involve risks and uncertainties, including, but not limited to, costs and difficulties related to the sale of EcaFlo equipment, actual uses of the grant funds, any benefits of the grant, the ability of the Company to enter into agreements within the agricultural sector, the state of the Company's current operations, results of tests, applicability of the Company's technology, costs, delays, and any other difficulties related to the Company's business plan, the Company's sources of liquidity, risks and effects of legal and administrative proceedings and governmental regulation, future financial and operational results, competition, general economic conditions, marketability of the Company's EcaFlo(TM) equipment, the Company's continuing relationship with its licensors and other partners, and the ability to manage and continue growth. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated. We undertake no obligation to revise or update such statements to reflect current events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Contact:

Integrated Environmental Technologies Ltd., Little River
William E. Prince, 843-390-2500
or
CEOcast Inc.
Ed Lewis, 212-732-4300

Source: Integrated Environmental Technologies Ltd.